Exhibit 10.25

ONCONOVA THERAPEUTICS, INC.

2013 EQUITY INCENTIVE PLAN

1.                                      Purpose. Onconova Therapeutics, Inc., a Delaware corporation, adopted the Onconova Therapeutics, Inc. 1999 Equity-Based Compensation Plan (the “1999 Plan”) to attract Employees, Non-Employee Directors and Consultants to the Company and its Subsidiaries, to induce Employees, Non-Employee Directors and Consultants to remain with the Company and its Subsidiaries and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries.  The Company amended, restated and renamed the 1999 Plan in 2007 to be the “Onconova Therapeutics, Inc. 2007 Equity Compensation Plan” (the “2007 Plan”).  In connection with the contemplated Public Offering of the Company, the Company now wishes to amend, restate and rename the 1999 Plan, which shall now be known as the “Onconova Therapeutics, Inc. 2013 Equity Compensation Plan” (the “Plan”).  The Plan is designed to provide equity-based incentives to selected Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries.  Awards under the Plan may be made in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Shares or Other Equity-Based Awards as the Committee deems appropriate.

2.                                      Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1.                            “Award” means any Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Shares or Other Equity-Based Awards granted under the Plan.

2.2.                            “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award.  An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3.                            “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4.                            “Board” means the Board of Directors of the Company.

2.5.                            “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, the meaning of such term as defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company or a Subsidiary in accordance with the terms or requirements of his or her employment, engagement as a Director or retention as a consultant; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or a Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or a Subsidiary which results in direct or indirect loss, damage or injury to the Company or a Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or a Subsidiary or which induces any customer or supplier to breach a contract with the Company or a Subsidiary.

2.6.                            “Change in Control” means, after the Effective Date (and not including the Public Offering of the Company, which shall not be treated as a Change in Control for the purposes of the Plan):

(i)                                     the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions of Voting Securities shall not constitute a Change in Control:  (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the Effective Date is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

(ii)                                  the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii)                               the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv)                              the approval by the stockholders of the Company of a plan of complete liquidation of the Company; or

(v)                                 the following individuals cease for any reason to constitute a majority of the Board:  individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi)                              notwithstanding Sections 2.6(i) through 2.6(v) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, an event which constitutes a “change in control event” as defined under Section 409A of the Code.

2.7.                            “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8.                            “Committee” means the Compensation Committee of the Board.  The Committee shall have at least two members, each of whom shall be (at such times as the Company is subject to the Exchange Act) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and (at such times as the Company is subject to Section 162(m) of the Code) an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

2.9                               “Common Stock” means the common stock of Onconova Therapeutics, Inc., par value $0.01 per share, either currently existing or authorized hereafter.

2.10.                     “Company” means Onconova Therapeutics, Inc., a Delaware corporation, or any successor corporation.

2.11.                     “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

2.12.                     “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 10.

2.13.                     “Deferred Shares” means an Award pursuant to Section 10 of the right to receive Shares at the end of a specified Deferral Period.

2.14.                     “Disability” means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion.

2.15                        “Effective Date” has the meaning provided in Section 24.

2.16.                     “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.17.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.18.                     “Fair Market Value” means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its sole discretion determines in good faith.

2.19.                     “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.20.                     “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code.

2.21.                     “Non-Employee Director” means a member of the Board who is not an Employee.

2.22.                     “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option and which is so designated by the Committee in the Award Agreement.

2.23.                     “Option” means any option to purchase Shares granted under Section 6.  An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

2.24.                     “Option Price” means the purchase price per Share payable upon the exercise of an Option.

2.25.                     “Other Equity-Based Award” means an Award granted pursuant to Section 11.

2.26.                     “Participant” means an Employee, Non-Employee Director or Consultant who is selected by the Committee to receive an Award, provided that only Employees may receive grants of Incentive Stock Options.

2.27.                     “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan.  Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed.  Performance Objectives may be measured on an absolute or relative basis.  Relative performance may be measured by a group of peer companies or by a financial market index.  Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; costs; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2.27; individual objectives; regulatory body approval for commercialization of a product; implementation or completion of critical projects (including, but not limited to, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials); and any combination of the foregoing.

2.28.                     “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.29.                     “Public Offering” means the consummation of the first registered public offering of Shares in a firm commitment underwriting.

2.30.                     “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).  The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.31.                     “Restricted Stock” means Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.32.                     “Restricted Stock Unit” means the right to receive a payment in Shares or in cash, or in a combination thereof, that is equal to the Fair Market Value of a Share as of the date of vesting and/or payment, as set forth in the applicable Award Agreement, which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee.

2.33.                     “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.34.                     “Shares” means shares of the Common Stock of the Company or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 15.

2.35.                     “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.36.                     “Stock Appreciation Right” means a right granted under Section 7.

2.37.                     “Subsidiary” means any Company that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company.

2.38.                     “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

2.39.                     “Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries.  Cessation of service as an Employee, Non-Employee Director or Consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in a material manner in another one (or more) of such other capacities, as determined by the Committee in its sole discretion.  To the extent that an Award or other payment under the Plan is subject to Section 409A of the Code, only an event which constitutes a “separation from service” as defined under Section 409A of the Code shall be treated as a Termination of Service.

3.                                      Shares Available Under the Plan.

3.1.                            Reserved Shares. Subject to adjustment as provided in Section 15, the maximum aggregate number of Shares that may be issued under the Plan shall initially be 6,107,831 Shares. On the first day of each fiscal year, the maximum aggregate number of Shares reserved for issuance under the Plan shall be increased by the lesser of (a) a number of Shares (the “Shares Increase Number”) equal to four percent (4%) of the issued and outstanding Common Stock of the Company, without duplication, (b) 2,000,000 Shares and (c) such lesser number as determined by the Board (such increase, the “Annual Increase”); provided, however, that in no event shall the Annual Increase result in the maximum aggregate number of Shares available under the Plan exceeding the difference between the number of authorized Shares of the Company less the sum of (x) the number of issued and outstanding Shares of the Company, (y) the number of Shares reserved by the Company for issuance upon exercise or conversion of other securities exercisable for or convertible into Shares (whether directly or indirectly) and (z) the number of Shares subject to outstanding Awards. Shares issued under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Stock Appreciation Rights, Restricted Stock Units, Deferred Shares or Other Equity-Based Awards but are later forfeited or for any other reason are not paid under the Plan may again be made the subject of Awards under the Plan. Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2.                            Award Maximums. Subject to adjustment as provided in Section 15 hereof, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 1,000,000 Shares and (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Deferred Share Awards and/or Other Equity-Based Awards during any calendar year with respect to more than 1,000,000 Shares in any calendar year. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director of the Company during any single calendar year shall not exceed the limitation, if any, set forth by the rules, regulations and other requirements of any stock exchange upon which the Shares are then listed.

3.3                               Incentive Stock Option Maximum. Subject to adjustment as provided in Section 15 hereof, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options shall initially be 6,107,831 Shares.  On the first day of each fiscal year, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be increased by the Annual Increase provided for in Section 3.1.

4.                                      Plan Administration.

4.1.                            Committee Administration. This Plan shall be administered by the Committee.  The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive.  No member of the Committee nor any executive officer of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or such executive officer of the Company with respect to the Plan or Awards granted hereunder, and all members of the Committee and each executive officer of the Company shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2.                            Committee Powers.  The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control.

4.3.                            Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants.  Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5.                                      Qualified Performance Awards.  Any grant of an Award under Sections 6, 7, 8, 9, 10 or 11 and/or the vesting or exercise thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5.  In the case of a Qualified Performance-Based Award, the following provisions shall apply in addition to, and, where necessary, in lieu of, other provisions of the Plan:

5.1                               Eligible Employees. Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards.  The Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.  The Committee shall have the power to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

5.2                               Performance Objectives. The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.3                               Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.2.  The amount of the Qualified Performance-Based Awards actually paid to a Participant at the sole discretion of the Committee may be less, but shall not be more, than the amount determined by the applicable performance goal formula. The maximum number of shares of Common Stock with respect to which Qualified Performance-Based Awards may be granted to any Participant in any calendar year (whether such Qualified Performance-Based Awards are paid in Common Stock or a payment with respect to, or valued by reference to such Common Stock) shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 15 hereof.  In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

5.4                               Payment. Subject to Section 21.2, Awards granted for a Performance Period shall be made to Participants within a reasonable time after completion of the certification described in Section 5.3 and in all events by December 31st of the year in which such Award becomes vested or within two and one half months after vesting, if later.

6.                                      Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1.                            Number of Shares. Each grant shall specify the number of Shares to which it pertains.

6.2.                            Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3.                            Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Participant, or shares underlying the Option being exercised, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.  Notwithstanding the foregoing, a Participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable.

6.4.                            Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.5.                            Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a Ten Percent Shareholder, such Option may not be exercised more than five years after the Grant Date.  Except as otherwise provided in the Award Agreement, (i) if a Participant undergoes a Termination of Service for Cause, any Option which is exercisable at the time of such Termination of Service shall immediately cease to be exercisable; (ii) if a Participant undergoes a Termination of Service due to the Participant’s death, any Option which is exercisable at the time of such Termination of Service may be exercised by such Participant’s estate or designated beneficiary during the one-year period following such Termination of Service; (iii) if a Participant undergoes a Termination of Service due to the Participant’s Disability, any Option which is exercisable at the time of such Termination of Service may be exercised by such Participant or such Participant’s guardian or legal representative during the six-month period following such Termination of Service; and (iv) if a Participant undergoes a Termination of Service for any reason other than Cause, death or Disability, any Option which is exercisable at the time of such Termination of Service may be exercised by such Participant during the ninety (90) day period following such Termination of Service.  The Committee shall not provide in any Award Agreement for the exercisability of an Incentive Stock Option later than (i) ninety (90) days following the date of the Participant’s Termination of Service other than as a result of death or Disability or (ii) one year following the date of the Participant’s death or Disability.

6.6.                            Disqualifying Dispositions of ISOs.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7.                                      Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1.                            Payment in Shares or Other Property. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares, in cash or in a combination of Shares and cash, as determined by the Committee in its sole discretion and/or set forth in the Award Agreement.  Any grant may specify that the number of Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum number of Shares specified by the Committee on the Grant Date.

7.2.                            Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date.  A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event. Except as otherwise provided in the Award Agreement, (i) if a Participant undergoes a Termination of Service for Cause, any Stock Appreciation Right which is exercisable at the time of such Termination of Service shall immediately cease to be exercisable; (ii) if a Participant undergoes a Termination of Service due to the Participant’s death, any Stock Appreciation Right which is exercisable at the time of such Termination of Service may be exercised by such Participant’s estate or designated beneficiary during the one-year period following such Termination of Service; (iii) if a Participant undergoes a Termination of Service due to the Participant’s Disability, any Stock Appreciation Right which is exercisable at the time of such Termination of Service may be exercised by such Participant or such Participant’s guardian or legal representative during the six-month period following such Termination of Service; and (iv) if a Participant undergoes a Termination of Service for any reason other than Cause, death or Disability, any Stock Appreciation Right which is exercisable at the time of such Termination of Service may be exercised by such Participant during the ninety (90) day period following such Termination of Service.

7.3.                            Base Price.  Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of such Share on the Grant Date.

7.4.                            Deemed Exercise.  The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation

Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8.                                      Restricted Stock. The Committee may also authorize grants to Participants of Restricted Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1.                            Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to a vesting schedule as set forth in the Award Agreement and as referred to in Section 12.  Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

8.2.                            Ownership Rights.  Except as otherwise determined by the Committee, an Award of Restricted Stock shall entitle the Participant to voting and other ownership rights during the period for which a substantial risk of forfeiture is to continue.  Notwithstanding the foregoing, except as otherwise determined by the Committee at or after the time of grant of an Award, any dividends or other distributions paid on the Restricted Stock during the period of such restrictions shall be subject to the same restrictions as the underlying Award and shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Award is forfeited).

9.                                      Restricted Stock Units. The Committee may grant Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1                               Payment in Shares or Other Property. Any amount payable upon the vesting of a Restricted Stock Unit shall be paid by the Company in Shares, in cash or in a combination of Shares and cash, as determined by the Committee in its sole discretion and/or set forth in the Award Agreement.

9.2                               Restrictions. Restricted Stock Units shall vest and/or become payable to a Participant upon the achievement of specified performance goals, after a specified period of continued employment with the Company or its Affiliates, or both, as the Committee may impose at the date of grant or thereafter, which vesting may occur in whole or in part or in combination at such times, under such circumstances, as the Committee may determine.  Any grant may specify (a) a waiting period or periods before Restricted Stock Units shall vest and/or become payable and (b) permissible dates or periods on or during which Restricted Stock Units shall vest and/or become payable.  A grant may specify that a Restricted Stock Unit may become payable only in the event of a Change in Control or other similar transaction or event.

9.3                               Ownership Rights. A Participant who holds a Restricted Stock Unit Award shall have no rights as a stockholder of the Company, including voting rights with respect to such Award.

10.                               Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

10.1.                     Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

10.2.                     Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

10.3                        Ownership Rights. Unless otherwise determined by the Committee, during the Deferral Period, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares.

11.                               Other Equity-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 6 through 10, that are based on, related to, or are in some form of, Shares (“Other Equity-Based Awards”).  Such Other Equity-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Equity-Based Awards shall be made, the number of Shares to be awarded thereunder (or underlying such Award), and whether such Other Equity-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

12.                               Vesting.

12.1.                     In General.  Each grant of Options, Stock Appreciation Rights or Restricted Stock Units shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Non-Employee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable or such Restricted Stock Units shall become payable.  Each grant of Restricted Stock shall specify a vesting schedule concerning the times at which such Restricted Stock shall cease to be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject.  Each grant of Other Equity-Based Awards shall specify any terms or conditions to which such Award shall be subject.  Each grant of any Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event.  Unless otherwise provided in the Award Agreement or otherwise determined by the Committee, no Award shall become vested, payable, exercisable or otherwise free from the restrictions set forth above if the Participant has undergone a Termination of Service prior to the lapse of such restrictions.

12.2.                     Restrictions on Transfer of Restricted Stock.  Each grant of Restricted Stock shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.  Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

13.                               Transferability.

13.1.                     Transfer Restrictions. Except as provided in Section 13.2, no Awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party, other than the Company or any Subsidiary, nor shall such Awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, Awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. No Award that constitutes deferred compensation under Section 409A of the Code may be transferred.  Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

13.2.                     Limited Transfer Rights. Any payments on account of Awards under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Company or, in the absence of such designation, according to the Participant’s will or the laws of descent and distribution.  The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 13.2. All terms and conditions of the Award, including, without limitation, provisions relating to termination of the

Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 13.2.  In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise, vesting or payment of a transferred Award. In addition, prior to the exercise of a transferred Option or Stock Appreciation Right by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes.  Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

13.3.                     Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the payment of Restricted Stock Units, upon termination of the Deferral Period applicable to Deferred Shares or upon the lapse of any substantial risk of forfeiture or restrictions on transfer of Restricted Stock or Other Equity-Based Awards shall be subject to further transfer restrictions, including, without limitation restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

14.                               Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

15.                               Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (other than a non-extraordinary cash dividend), whether in cash, shares or other property, , stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, adjustments and other substitutions shall be made to the Plan and to Awards by the Committee (in accordance with Sections 409A and 424 of the Code, as applicable) in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from such transaction or change, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the share limitations in Section 3.1, the maximum number of Shares that may be issued pursuant to Incentive Stock Options in Section 3.2, and, in the aggregate or to any Participant, in the number, class, kind and grant price or exercise price of securities subject to outstanding Awards granted under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number.  Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.

16.                               Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

17.                               Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.  Notwithstanding the above, a Participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable.

18.                               Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, Disability, normal retirement, early retirement with the prior written consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Restricted Stock Units which have not become vested and/or payable, any Deferred Shares as to which the Deferral Period is not complete, any Shares that are subject to any transfer restriction pursuant to Section 13.3, or any Other Equity-Based-Award that remains subject to any similar limitations or restrictions, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right.

19.                               Termination for Cause.  A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

20.                               Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

21.                               Amendments and Other Matters.

21.1.                     Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall, without the approval of the stockholders of the Company: (a) increase the maximum aggregate number of Shares that may be issued under the Plan specified in Section 3.1, other than to reflect an adjustment made in accordance with Section 3 or 15, (b) increase the limitations specified in Section 3.2, other than to reflect an adjustment made in accordance with Section 15, (c) increase the maximum aggregate number of Incentive Stock Options that may be issued under the Plan specified in Section 3.3, other than to reflect an adjustment made in accordance with Section 3 or 15, (d) extend the maximum term of Awards of Options or Stock Appreciation Rights under Sections 6 or 7 or the Plan itself, (e) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan or (f) materially increase the benefits to Participants under the Plan. The Board shall also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

21.2.                     Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish, provided that no Award of any Option or Stock Appreciation Right shall be permitted to be deferred and further provided that such deferral is made in accordance with the requirements of Section 409A of the Code. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee in accordance with the requirements of Section 409A of the Code for such purpose, on a form provided by the Company.  Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

21.3.                     Conditional Awards. The Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant, but only to the extent that such surrender or deferral is exempt from or complies with Section 409A of the Code.

21.4.                     Repricing Prohibited. No Award may be repriced, replaced, or regranted through cancellation or modification, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 15.

21.5.                     Amendments to Awards. Subject to the requirements of Section 21.4, the Board may amend outstanding Awards as it shall deem advisable; provided that no amendment may, without the Participant’s consent thereto, adversely affect the rights of such Participant with respect to an Award previously granted except that such Participant shall be deemed to consent in the event such amendment is required in order to comply with applicable laws or such amendment is necessary or advisable, in the Committee’s discretion, in order to obtain desired tax or accounting treatment..

21.6.                     No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

22.                               Compliance with Section 409A of the Code.  This Plan is intended to comply with or be exempt from Section 409A of the Code and shall be interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that is intended to comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Notwithstanding Section 21.1 of this Plan, if any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause any Award to be subject to taxes, interest or penalties under Section 409A of the Code, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A of the Code, (b) avoid the imposition of taxes, interest and penalties under Section 409A of the Code, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding the foregoing, the Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, nor any gross up in connection with, any taxes, interest and or penalties owed by the Participant pursuant to Section 409A of the Code in the event that the Plan and/or any Award does not comply with and/or is not exempt from Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s “separation from service” (as defined under Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.  Each installment of any payment provided under the Plan and/or any Award shall be treated as a separate “payment” for purposes of Section 409A of the Code.

23.                               Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 15, if a Change in Control occurs, then, the Board may in its sole discretion, on the recommendation of the Committee, accelerate the vesting, payment or exercisability of any Awards and/or cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the Change in Control or

(b) arrange for substitute awards to be granted to the holders thereof, provided such substitute awards substantially preserve the value of the substituted awards.  Notwithstanding any provision of this Section 23, in the case of any Award subject to Section 409A of the Code, such Award shall be distributed only in accordance with the terms of the applicable Award Agreement or as otherwise permitted by Section 409A of the Code.

24.                               Effective Date. This amendment and restatement of the Plan shall become effective upon the approval of the Board and the approval of the stockholders of the Company (such effective date, the “Effective Date”).  All Awards shall be governed in accordance with the terms and conditions of the Plan in effect on the date of their respective Award Agreements.

25.                               Termination. This Plan shall terminate on the ten (10) year anniversary of the Effective Date, unless sooner terminated by action of the Board. No Award may be granted hereunder after termination of the Plan, but such termination of the Plan shall not affect the validity of any Award then outstanding or any authority granted to the Committee under the Plan.

26.                               Savings Clause.  This Plan is intended to comply in all aspects with applicable laws and regulations.  In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

27.                               Compliance with Law. The Plan, the exercise of Options and Stock Appreciation Rights, the vesting and/or payment of Restricted Stock Units, the expiration or lapse, in whole or in part, of the Restricted Period applicable to Restricted Stock, the Deferral Period applicable to Deferred Shares or other restrictions applicable to Other Equity-Based Awards and the obligations of the Company to issue or transfer Shares under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and Awards of Incentive Stock Options under the Plan comply with the applicable provisions of section 422 of the Code, and that Awards intended to be fully deductible by the Company shall be so deductible pursuant to section 162(m) of the Code. To the extent that any legal requirement of the Securities Act, the Exchange Act or the Code as set forth in the Plan ceases to be required thereby, such Plan provision shall cease to apply.

28.                               Clawback. In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that based on the results of the restatement, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require any Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards. In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the applicable stock exchange, quotation system or other self-regulatory organization on which the Common Stock is traded to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or with any other applicable rule, regulation or law.  If the Participant, without the prior written consent of the Company, while employed by or providing services to the Company or after termination of such employment or service, violates any non-competition, non-solicitation or non-disclosure covenant or agreement between such Participant and the Company or otherwise engages in activity that is in conflict with or adverse to the interest of the Company, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s sole discretion, be cancelled for no consideration and (ii) the Committee, in its sole discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the employment or other service of the Participant and for one year thereafter or such other time period specified in the Award Agreement.

29.                               Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.  The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.  All certificates for Shares delivered under the Plan pursuant to any Award, if any, shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

30.                               No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

31.                               Tax Consequences.

31.1.                     No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan.

31.2.                     Code Section 280G. If all or any portion of any Award granted under this Plan shall constitute an excess “parachute payment” within the meaning of Section 280G(b) of the Code (each such parachute payment, a “Parachute Payment”) and will result in the imposition on the Participant of an excise tax under Section 4999 of the Code, then, in the event that it would be economically advantageous for the Participant, the Parachute Payments shall be reduced by an amount that results in the receipt by the Participant on an after-tax basis (including the applicable federal, state and local income taxes, and the excise tax imposed by Section 4999 of the Code) of the greatest total Parachute Payments.  For purposes of this Section 31.2, whenever there is to be a reduction in a Parachute Payment, such reduction shall be done first by reducing any cash payments with the last payment reduced first; next any equity or equity derivatives that are included under Section 280G of the Code at full value rather than accelerated value; next any equity or equity derivatives based on acceleration value shall be reduced with the highest value reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and finally any other non-cash benefits will be reduced.

32.                               Governing Law. The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

[Onconova Therapeutics, Inc. Letterhead]

[Grant Date]

[Grantee Name]

[Grantee Address]

[Grantee Address]

Dear [Grantee]:

Pursuant to the Onconova Therapeutics, Inc. 2013 Equity Incentive Plan (the “Plan”), Onconova Therapeutics, Inc.’s compensation committee (the “Committee”) hereby grants to you a non-qualified stock option (the “Option” or the “Award”) to purchase [ ] shares of Common Stock, par value $0.01, at an exercise price per share of $[ ] (the “Exercise Price”).  The Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Code, and will not be treated as an incentive stock option.

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control.  All capitalized terms used herein have the meanings set forth herein or in the Plan.

Subject to your continued service with the Company or its Subsidiaries, your Award will vest and become exercisable, as follows:

•                  [ ] of the Option ([ ] shares) will vest and become exercisable on [ ]; and

•                  an additional [ ] of the Option ([ ] shares) will vest and become exercisable on [ ];

•                  an additional [ ] of the Option ([ ] shares) will vest and become exercisable on [ ]; and

•                  the final [ ] of the Option ([ ] shares) will vest and become exercisable on [ ].

Subject to the terms of the Plan and your continued service, any vested and exercisable portion of the Option will remain exercisable until the expiration date of [ ] (the “Expiration Date”).

All or part of the exercisable portion of your Option may be exercised by you upon (i) your written notice to the Company of exercise and (ii) your payment of the aggregate Exercise Price at the time of exercise, in accordance with the Plan. If you are subject to Section 16 of the Exchange Act, you may direct the Company to withhold Shares otherwise to be delivered to you upon the exercise of all or part of the exercisable portion of your Option in order to pay the exercise price and/or withholding taxes due on such Option.

The Company’s obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable Federal, state, and local tax withholding requirements, which may be satisfied by withholding shares that otherwise would be delivered upon the exercise of the Option, subject to the approval of the Committee (except as set forth above).

You may receive certificate(s) for any shares of Common Stock delivered to you upon the exercise of the Option designating you as the registered owner, or such shares may be issued, subject to the terms and provisions of the

Plan and this letter, into your name in book entry registration form, in the sole discretion of the Company.  Book entry is a system whereby your ownership is duly recorded and no physical stock certificate is delivered.

The Company may impose any additional conditions or restrictions on the Award or the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.  The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Award to the extent permitted by the Plan.  The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time.

This agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and you and your heirs and legal representatives, subject to the restrictions on assignability and transferability set forth in the Plan.

All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to your last known address as noted on your Company personnel file or to the Company at Onconova Therapeutics, Inc., 375 Pheasant Run, Newtown, PA 18940 or such other addresses (including any electronic mail addresses) as the recipient party has specified by prior written notice to the sending party, as applicable. The address for such notices may be changed from time to time by written notice given in the manner provided for herein.

This agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters, and may not be modified except by written instrument executed by you and the Company, except as otherwise permitted by the Plan

* * * * *

2

Please sign and return a copy of this agreement to my attention, designating your acceptance of this Award.  This acknowledgement must be returned within fifteen (15) days; otherwise, the Award will lapse and become null and void.  Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the terms of the Plan.

Very truly yours,

ONCONOVA THERAPEUTICS, INC.

By:

ACKNOWLEDGED AND ACCEPTED

Dated:

Enclosure	(Copy of Plan)

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